Exhibit 99.1

Yext Announces $100 Million Share Repurchase Program

NEW YORK, March 21, 2022 -- Yext, Inc. (NYSE: YEXT), the AI Search Company, today announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase up to an aggregate of $100 million of its outstanding common stock.

The share repurchase plan will be executed in accordance with guidelines specified under Rule 10b5-1 and Rule 10b-18 of the Securities and Exchange Act of 1934, as amended.

About Yext

Yext (NYSE: YEXT) is the Answers Company and is on a mission to empower every company in the world to provide authoritative answers to every question about their organization. Yext leverages AI to collect and organize a company’s information and deliver it — in the form of answers — to customers, employees, and partners. Yext’s Answers Platform works by pulling in information, organizing it into a Knowledge Graph and then delivering it via a set of platform services, including Listings, Search, Pages & Reviews. Brands like Verizon, Vanguard, Subway and Marriott — as well as organizations like the U.S. State Department and World Health Organization — trust Yext to radically improve their business and deliver perfect answers everywhere.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release includes forward-looking statements including, but not limited to, statements regarding Yext’s share repurchase program. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.

We have based the forward-looking statements contained in this release on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, the impact of the COVID-19 pandemic and the performance of our business and our management. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.

CONTACT: Amanda Kontor, pr@yext.com